NO._____ DATE:________ EXERCISE PRICE $______ TIME PERIOD ______ NO.SHARES______

                 STEREOIDOGENESIS INHIBITORS INTERNATIONAL, INC.

                          COMMON STOCK PURCHASE WARRANT
                                     (FORM)

THIS IS TO CERTIFY THAT , FOR VALUE RECEIVED, ________________ OR REGISTERED ASSIGNS ("HOLDER") IS ENETILED TO PURCHASE FROM STEREOIDOGENESIS INHIBITORS INTERNATIONAL, INC., A NEVADA CORPORATION (THE "COMPANY") SUBJECT TO THE TERMS AND CONDITIONS OF THIS WARRANT, AND THE RELATED WARRANT AGENCY AGREEMENT, AT ANY TIME, FOR THE TIME PERIOD ABOVE, WHICH STARTS FROM THE BELOW DATE OF THIS WARRANT, AND NO LATER THAN 5:00 PACIFIC STANDARD TIME ON THE LAST DAY OF SAID PERIOD, THE NUMBER OF SHARES ABOVE, OF THE COMMON STOCK OF THE COMPANY, FOR THE ABOVE PER SHARE EXERCISE PRICE, SUBJECT FURTHER THAT THE NUMBER OF SHARES SUBJECT TO THIS WARRANT, AND THE EXERCISE PRICE, MAY BE ADJUSTED AS STATED IN THE RELATED COMPANY WARANT AGENCY AGREEMENT ON FILE WITH THE COMPANY AND BELOW TRANSFER AGENT. (A COPY OF THE WARRANT AGENCY AGREEMENT MAY BE RECEIVED UPON WRITTEN REQUEST FROM TO THE COMPANY OR THE TRANSFER AGENT.)

ALL SHARES SHALL BE UNDER THE STANDARD SEC RULE 144 RESTRICTED LEGEND THEREON.

BY ORDER OF THE BOARD OF DIRECTORS,

WARRANT DATE:_______________

STEREOIDOGENESIS INHIBITORS INTERNATIONAL, INC

ATTEST:________________
       PRESIDENT

ATTEST:________________
       SECRETARY

WARRANT AGENT: PACIFIC STOCK AND TRANSFER CO.

                                 5844 Pecos Road
                                     Suite D
                               Las Vegas, NV 89120